SF Partnership, LLP
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Consorteum Holdings, Inc.

We hereby consent to the incorporation by reference in the Form 10-K dated October 13, 2011, our report upon the financial statements of Consorteum Holdings Inc. for the years ended June 30, 2010 and 2009 dated November 12, 2010 (except for Note 19 and the effects thereof, as to which the date is March 22, 2011).

LICENSED PUBLIC ACCOUNTANTS

Toronto, Canada
October 13, 2011

The Madison Centre, 4950 Yonge Street, 4th Floor, Toronto, Ontario Canada M2N 6K1
Tel 416 250 1212 **Fax** 416 250 1225 www.sfgroup.ca general@sfgroup.ca